EXHIBIT 23(a)

Consent of Independent Auditors

     We consent to the incorporation by reference in Post-Effective Amendment No. 1 of the Registration Statement (Form S-8 No. 333-75223) and related prospectus pertaining to the Oglebay Norton Company Director Fee Deferral Plan of our report dated February 16, 2001 with respect to the consolidated financial statements of Oglebay Norton Company included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                                                                                                  /s/ ERNST & YOUNG LLP

Cleveland,
Ohio May 11, 2001

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